Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Life360, Inc.
San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268529) of Life360, Inc. of our report dated March 23, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Francisco, California

March 23, 2023